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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Asset Income Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-53997 of our report dated February 18, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
April 24, 1998